Exhibit 99.1

Next Play Technologies Completes Separation of NextTrip Group, LLC

SUNRISE, FL – JANUARY 31, 2023 – NextPlay Technologies, Inc. (NASDAQ: NXTP) (the “Company”), a digital native ecosystem for finance, digital advertisers, and video gamers, announced that the Company has completed the separation of its online travel business, NextTrip Group, LLC, to a consortium led by former Co-CEO William Kerby. On June 29, 2022, the Company announced the proposed sale of NextTrip and Reinhart Zappware to TGS Esports Inc. (TSX-V: TGS, OTC: TGSEF). That agreement was terminated by mutual consent. NextPlay continues to explore strategic alternatives for the interactive TV business, now known as ZW Inc.

As consideration for the assets of NextTrip, NextPlay will receive nonvoting convertible preferred LLC units of NextTrip Group, LLC in the amount of US $4 million. The convertible preferred LLC units are redeemable, can be sold subject to certain transfer restrictions, and are distributable to NextPlay shareholders of record once certain conditions are met, including upon a Nasdaq listing of the NextTrip business.

In conjunction with the transaction, Mr. Kerby will be leaving NextPlay Technologies to assume the CEO role at NextTrip Group, LLC. Additionally, Mr. Donald Monaco, Ms. Carmen Diges, and Mr. Kerby have resigned their positions as Directors of Next Play Technologies to assume Director roles on the Board of Directors of NextTrip, LLC., and are pursuing a going public transaction.

“We are pleased to complete the separation of NextTrip and look forward to their anticipated success as an independent company. The value they create will accrue to the benefit of NextPlay shareholders”, commented Todd Bonner, NextPlay’s Chairman.

The divestiture streamline’s Next Play’s business allowing for increased focus on our core businesses in the areas of financial technology, digital banking, and ad-tech, and advances the company’s initiatives in capital allocation”, noted NextPlay CEO Nithinan “Jess” Boonyawattanapisut.

Further details regarding the separation can be found in NextPlay’s current report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2023, available at sec.gov and in the Investors section of the company’s website.

About NextPlay Technologies

NextPlay Technologies, Inc. (Nasdaq: NXTP) is a technology solutions company offering games, in-game advertising, digital banking, and crypto-banking services to consumers and corporations within a growing worldwide digital ecosystem. NextPlay’s engaging products and services utilize innovative AdTech, Artificial Intelligence and Fintech solutions to leverage the strengths and channels of its existing and acquired technologies. For more information about NextPlay Technologies, visit www.nextplaytechnologies.com and follow us on Twitter @NextPlayTech and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “intends,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Factors that may cause such a difference include risks and uncertainties including, and not limited to, our ability to convert and distribute NextTrip common shares to our shareholders in the future in a tax-efficient and cost-effective manner; our need for additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern; current regulation governing digital currency activity is often unclear and is evolving; the future development and growth of digital currencies are subject to a variety of factors that are difficult to predict and evaluate, many of which are out of our control; the value of digital currency is volatile; amounts owed to us by third parties which may not be paid timely, if at all; certain amounts we owe under outstanding indebtedness which are secured by substantially all of our assets and penalties we may incur in connection therewith; the fact that we have significant indebtedness, which could adversely affect our business and financial condition; uncertainty and illiquidity in credit and capital markets which may impair our ability to obtain credit and financing on acceptable terms and may adversely affect the financial strength of our business partners; the officers and directors of NextPlay have the ability to exercise significant influence over the company; stockholders may be diluted significantly through our efforts to obtain financing, satisfy obligations and complete acquisitions through the issuance of additional shares of our common or preferred stock; if we are unable to adapt to changes in technology, our business could be harmed; if we do not adequately protect our intellectual property, our ability to compete could be impaired; unfavorable changes in, or interpretations of, government regulations or taxation of the evolving Internet and e-commerce industries which could harm our operating results; risks associated with the operations of, the business of, and the regulation of, Longroot and NextBank International (formerly IFEB); the markets in which we participate being highly competitive, and because of that we may be unable to compete successfully with our current or future competitors; our potential inability to adapt to changes in technology, which could harm our business; the volatility of our stock price; and that we have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all. More information about the risks and uncertainties faced by NextPlay are detailed from time to time in NextPlay’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risk Factors”. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on the company’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made only as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SOURCE: NextPlay Technologies, Inc.

Company Contacts:

NextPlay Technologies, Inc.

Richard Marshall

Director of Corporate Development

Tel: (954) 888-9779

Email: richard.marshall@nextplaytechnologies.com